UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 18, 2016

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2016, Delta Apparel, Inc. (the "Company") appointed Andrew R. DuVall the Company's Chief Accounting Officer. From June 2012 through joining the Company, Mr. DuVall, 38, was employed with NCR Corporation, a publicly-traded (NYSE: NCR) provider of consumer transaction technologies based in Duluth, Georgia. Mr. DuVall held the position of Americas Controller with NCR Corporation from October 2014 to January 2016 and the position of Revenue Controller from June 2012 to October 2014. Mr. DuVall was employed with PricewaterhouseCoopers, LLP, a global accounting and assurance services provider, from 2000 to 2012 and held the position of Senior Manager in its audit group prior to his departure.

In connection with his appointment, Mr. DuVall entered into an employment agreement with the Company dated January 18, 2016 (the "Agreement"). Unless earlier terminated in accordance with its terms, the Agreement will continue until December 31, 2018, and Mr. DuVall will receive an annual base salary of not less than $200,000 that will be reviewed annually and subject to upward adjustment by the Company.

Mr. DuVall's Agreement entitles him to participate in the Company's Short-Term Incentive Compensation Plan, to receive such fringe benefits as are provided to executives in comparable positions at the Company, and to receive such other benefits as are customarily available to executives of the Company, including vacations and life, medical and disability insurance. In addition, Mr. DuVall has been awarded service-based restricted stock units and performance units (the "Award"). One-half of the Award consists of restricted stock units that are eligible to vest over time and one-half of the Award consists of performance units that are eligible to vest based on Company performance. The Award is subject to the terms and conditions of the Company's 2010 Stock Plan and those contained in the related award certificate.

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment and Non-Solicitation Agreement dated January 18, 2016, between Delta Apparel, Inc. and Andrew R. DuVall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	January 19, 2016	/s/ Deborah H. Merrill
Deborah H. Merrill
Chief Financial Officer and President, Delta Basics